Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form F-1 of our report dated June 28, 2022, with respect to the consolidated financial statements of The Very Good Food Company Inc. as at and for the year ended December 31, 2019 included in this Amendment No. 1 to the Registration Statement on Form F-1 of The Very Good Food Company Inc

/s/ DMCL LLP

Chartered Professional Accountants

Vancouver, Canada

August 5, 2022